Exhibit 25.1
_____________________________________________________________________________ Securities and Exchange Commission
Washington, D.C. 20549
__________________________
FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ☐
_______________________________________________________
U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Linda Garcia
U.S. Bank National Association
190 S. LaSalle Street Chicago, IL 60603
(312) 332-6781
(Name, address and telephone number of agent for service)
Titan International, Inc.
(Issuer with respect to the Securities)

Delaware	36-3228472
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1525 Kautz Road, Suite 600 West Chicago, Illinois	60185
(Address of Principal Executive Offices)	(Zip Code)
7.000% Senior Secured Notes Due 2028
(Title of the Indenture Securities)

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)Name and address of each examining or supervising authority to which it is subject.
     Comptroller of the Currency                Washington, D.C.
b)Whether it is authorized to exercise corporate trust powers.
              Yes
Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
         None
Items 3-15     Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.A copy of the Articles of Association of the Trustee.*
2.A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.
3.A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.
4.A copy of the existing bylaws of the Trustee.**
5.A copy of each Indenture referred to in Item 4. Not applicable.
6.The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7.Report of Condition of the Trustee as of March 31, 2021 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

    * Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

SIGNATURE
    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 5th of August, 2021.
                        By:     /s/ Linda Garcia________
Linda Garcia
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Acting Comptroller of the Currency

2021-00217-C

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

CURRENCY BUREAU SEAL OF THE Comptroller OF THE CURRENCY TREASURY DEPARTMENT

2021-00217-C

Exhibit 6
CONSENT
    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: August 5, 2021
                        By:     /s/ Linda Garcia_________
Linda Garcia
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
     As of 3/31/2021
($000’s)

Assets	As of 3/31/2021
Cash and Balances Due From Depository Institutions	$43,386,652
Securities	154,609,348
Federal Funds	—
Loans & Lease Financing Receivables	297,075,286
Fixed Assets	6,148,452
Intangible Assets	13,371,986
Other Assets	27,974,559
Total Assets	$542,566,283

Liabilities
Deposits	$444,618,948
Fed Funds	1,321,015
Treasury Demand Notes	—
Trading Liabilities	1,231,176
Other Borrowed Money	27,466,875
Acceptances	—
Subordinated Notes and Debentures	3,350,000
Other Liabilities	13,255,984
Total Liabilities	$491,243,998
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	36,236,966
Minority Interest in Subsidiaries	800,204
Total Equity Capital	$51,322,285

Total Liabilities and Equity Capital	$542,566,283